UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 5/26/2009

CONSTAR INTERNATIONAL INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-16496

Delaware	13-1889304
(State or Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Crown Way

Philadelphia, PA 19154-4599

(Address of Principal Executive Offices, Including Zip Code)

215.552.3700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2009, the Compensation Committee of the Company’s Board of Directors adopted and approved the Constar International Inc. Annual Incentive Plan (the “AIP”), which replaces the Company’s Annual Incentive and Management Stock Purchase Plan. A brief description of the material terms and conditions of the AIP is set forth below. The following description is qualified in its entirety by reference to the complete text of the AIP, which is attached as Exhibit 99.1 hereto.

If a bonus is awarded under the AIP, it is paid 50% in cash as soon as practicable, and the remaining 50% (the “Deferred Bonus”) is deferred for one year at a 5% interest rate, compounded on a daily basis. Plan participants are fully vested in the Deferred Bonus and any interest credited to the Deferred Bonus. The Deferred Bonus (including the interest credited to such amount) will be distributed to the participant in cash after a one year period. Additionally, if a bonus is awarded under the AIP the Company will credit each participant’s account under the Plan with a matching contribution equal to the Deferred Bonus (the “Matching Contribution”). The balance of a participant’s matching account shall be credited with a 5% interest rate. Provided the participant remains employed by the Company, the Matching Contribution for any given year will vest and be distributed in full three years after the date that such Matching Contribution was credited to a participant’s matching account.

If a participant voluntarily terminates employment with the Company (other than for retirement) or the Company terminates the participant for cause, the participant shall forfeit any unvested Matching Contribution and shall have no rights with respect to such Matching Contribution. If the participant voluntarily terminates due to retirement or the participant is involuntarily terminated by the Company without cause, the participant will become vested in a prorated amount of the Matching Contribution on the basis of the number of fully completed years of service during the vesting period over three. If the participant terminates due to death or disability, the participant will become fully vested in each Matching Contribution made under the AIP. Additionally, provided the participant remains employed by the Company on the date of a change in control, each Matching Contribution will become immediately and fully vested. Upon a change in control, or upon the participant’s termination of service with the Company, all of the Participant’s vested Matching Contributions and Deferred Bonus shall be distributed. Until distribution, all amounts credited under the AIP shall be subject to the general creditors of the Company.

Because payouts under the AIP depend on future corporate performance, the actual amounts the Company will pay under the AIP for fiscal year 2009 (or future years) are not yet determinable.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	2009 Incentive Plan

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTAR INTERNATIONAL INC.

Date: June 1, 2009	By:	/s/ Walter S. Sobon
Name: Walter S. Sobon
Title: Executive Vice President and Chief Financial Officer